UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2007 (January 31, 2007)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

199 Benson Road, Middlebury, Connecticut		06749
(Address of principal executive offices)		(Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Chemtura Corporation announced today that it has completed the acquisition of the stock of Kaufman Holdings Corporation in an all-cash transaction. The acquisition includes Kaufman’s two operating companies: Hatco Corporation, a worldwide leading producer of polyol esters used for technically demanding synthetic lubricant applications, including aviation turbine oils and lubricants for HFC refrigeration compressors; and Anderol Inc., a worldwide leader in high-performance, synthetic lubricants used in demanding aviation and industrial applications, such as compressors, bearings, gears and food-grade machinery. Kaufman has approximately 300 employees and 2006 revenues in excess of $200 million.

A copy of a press release announcing the Company’s acquisition of Kaufman Holdings Corporation is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

A copy of the Stock Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.

*  *  *

(d)    Exhibits.

Exhibit Number   Exhibit Description
10.1	Stock Purchase Agreement by and among the stockholders of Kaufman Holdings Corporation, Alex Kaufman and Chemtura Corporation, dated as of January 31, 2007

99.1	Press Release Dated January 31, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)
By: /s/ Barry J. Shainman Name: Barry J. Shainman Title: Vice President and Secretary

Date:	January 31, 2007

Exhibit Index

Exhibit Number   Exhibit Description
10.1	Stock Purchase Agreement by and among the stockholders of Kaufman Holdings Corporation, Alex Kaufman and Chemtura Corporation, dated as of January 31, 2007

99.1	Press Release Dated January 31, 2007